March 28, 2014

Energy Fuels Inc.
2 Toronto Street, Suite 500
Toronto, Ontario
Canada M5C 2B6

Dear Sirs/Mesdames:

Re:	Energy Fuels Inc. – Registration Statement on Form S-8

We have acted as Ontario counsel to Energy Fuels Inc. (the “Corporation”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”), relating to the potential issuance and sale by the Corporation, from time to time, of up to 1,962,217 common shares of the Corporation (the “Shares”) issuable upon the exercise of stock options (“Options”) granted by the Corporation under the Energy Fuels Inc. Amended and Restated Stock Option Plan (the "Plan").

We have examined originals or copies, certified or otherwise to our satisfaction of such documents and considered such questions of law as we considered necessary as a basis for our opinion, including resolutions of the board of directors of the Corporation approving the filing of the Registration Statement and the issuance of Shares upon the exercise of Options. In all such examinations, we have assumed (i) the genuineness of all signatures, the legal capacity of all individuals signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, whether facsimile, photostatic, electronic, certified or otherwise, and (ii) the truthfulness of all facts set forth in the public records and in certificates of public officials.

Our opinion herein is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein

Based on and subject to the foregoing, we are of the opinion that upon the valid exercise of Options in accordance with the terms of the Plan, and upon receipt by the Corporation of payment in full for the Shares in respect of which such Options have been exercised, the Shares will be validly issued as fully paid and non-assessable shares of the Corporation.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

/s/ Borden Ladner Gervais LLP